EXHIBIT 9
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[GRAPHIC OMITTED] GILBERT LAUSTSEN JUNG
[LOGO]            ASSOCIATES LTD.  Petroleum Consultants
                  4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2
                                              (403) 266-9500  Fax (403) 262-1855



                               LETTER OF CONSENT




TO:  U.S. Securities and Exchange Commission



RE:  WESTERN OIL SANDS INC. ANNUAL REPORT FORM 40-F
     ----------------------------------------------


We refer to our report dated March 26, 2004 evaluating the reserves attributable to Western Oil Sands Inc. (the "Company") as of December 31, 2003 (the "Report").

We hereby consent to references to our name and to the report in the Company's Annual Report on Form 40-F to be filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. We also confirm that we have read the Annual Information Form and that we have no reason to believe that there are any misrepresentations in the information contained in it that are derived from the Report or that are within our knowledge as a result of the services we performed in connection with the Report.


                                        Yours very truly,

                                        GILBERT LAUSTSEN JUNG
                                        ASSOCIATES LTD.


                                        /s/ James H. Willmon
                                        --------------------
                                        James H. Willmon, P. Eng.
                                        Vice President


Calgary, Alberta, Canada
Date:    April 27, 2004